Exhibit g(9)

Execution

MASTER CUSTODIAN AGREEMENT

This Agreement is made as of January 17, 2020 and effective as of April 1, 2019 (this “Agreement”), between each management investment company identified on Appendix A and each management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund”), including, if applicable, each series of the Fund identified on Appendix A and each series which becomes a party to this Agreement in accordance with the terms hereof, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, each Fund desires for the Custodian to provide certain custodial services relating to securities and other assets of the Fund; and

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement;

SECTION 1.    DEFINITIONS. In addition to terms defined in Section 4.1 (Rule 17f-5 and Rule 17f-7 related definitions) or elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Board” means, in relation to a Fund, the board of directors, trustees or other governing body of the Fund.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Domestic securities” means securities held within the United States.

“Foreign securities” means securities held primarily outside of the United States.

“Held outside of the United States” means not held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United

States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Investment Advisor” means, in relation to a Portfolio, the investment manager or investment advisor of the Portfolio.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Portfolio” means (a) in relation to a Fund that is a series organization, a series of the Fund and (b) in relation to a Fund that is not a series organization, the Fund itself.

“Portfolio Interests” means beneficial interests in a Portfolio.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Fund, the Fund’s Investment Advisor, or an individual or organization duly authorized by the Fund or the Investment Advisor. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“Series organization” means an organization that, pursuant to the statute under which the organization is organized, has the following characteristics: (a) the organic record of the organization provides for creation by the organization of one or more series (however denominated) with respect to specified property of the organization, and provides for records to be maintained for each series that identify the property of or associated with the series, (b) debt incurred or existing with respect to the activities of, or property of or associated with a particular series is enforceable against the property of or associated with the series only, and not against the property of or associated with the organization or of other series of the organization, and (c) debt incurred or existing with respect to the activities or property of the organization is enforceable against the property of the organization only, and not against the property of or associated with any series of the organization.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

SECTION 2.    EMPLOYMENT OF CUSTODIAN.

SECTION 2.1    GENERAL. Each Fund hereby employs the Custodian as a custodian of (a) securities and cash of each of the Portfolios and (b) other assets of each of the Portfolios that the Custodian agrees to treat as financial assets. Each Fund, on behalf of each of its Portfolios, agrees to deliver to the Custodian (i) all securities and cash of the Portfolios, (ii) all other assets of each Portfolio that the Fund desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement.    The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of the Portfolios will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

SECTION 2.2     SUB-CUSTODIANS. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Fund in the Proper Instructions. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 4 and 5. An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

SECTION 2.3    RELATIONSHIP. With respect to securities and other financial assets, the Custodian is a securities intermediary and the Portfolio is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and the Portfolio is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Portfolio. The Custodian does not otherwise agree to treat cash as financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

SECTION 3.	ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES.

SECTION 3.1    HOLDING SECURITIES. The Custodian may deposit and maintain securities or other financial assets of a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of a Portfolio, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Portfolio and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Portfolio all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Portfolio, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties, responsibilities or liabilities, including the standard of care set forth in Section 14.1. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

SECTION 3.2    REGISTRATION OF SECURITIES. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on the securities and other financial assets and to notify the Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 3.3    BANK ACCOUNTS. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Portfolio, other than cash maintained by the Portfolio in a deposit account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that (a) every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and (b) each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio of a Fund be approved by vote of a majority of the Fund’s Board. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 3.4    COLLECTION OF INCOME. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Portfolio shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall credit income to the Portfolio as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Portfolio may be charged at the Custodian’s applicable rate for time credited.

SECTION 3.5    DELIVERY OUT. The Custodian shall release and deliver out domestic securities and other financial assets of a Portfolio held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Portfolio upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying the amount of the payment and the person or persons to whom the payment is to be made.

SECTION 3.6    DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares of a Fund, on behalf of a Portfolio, shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)

Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Portfolio.

2)

Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Portfolio, the Custodian shall pay out cash of the Portfolio as so directed to purchase the Underlying Shares and record the payment from the account of the Portfolio on the Custodian’s books and records.

3)

Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Portfolio, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Portfolio on the Custodian’s books and records.

SECTION 3.7    PROXIES. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Portfolio, if the securities or other financial assets are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund or its delegates, as identified by the Fund through Proper Instructions, such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

SECTION 3.8    COMMUNICATIONS. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Fund or its delegates, as identified by the Fund through Proper Instructions, for each Portfolio all written information received by the Custodian from issuers of the securities and other financial assets being held for the Portfolio. The Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the applicable Fund or its delegates, as identified by the Fund through Proper Instructions, for each Portfolio all written information received by the Custodian regarding any class action or other collective litigation relating to Portfolio securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund for the Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. Class-action participation by a Fund beyond such forwarding of written information received by the Custodian is separately agreed to between the Custodian and the Fund in the Class Actions Filing Services Addendum

SECTION 4.    PROVISIONS RELATING TO RULES 17F-5 AND 17F-7.

SECTION 4.1.    DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country. The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Covered Foreign Country” means a country listed on Schedule A, which list of countries may be amended from time to time at the request of any Fund and with the agreement of the Foreign Custody Manager.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means, in relation to a Portfolio, any of the Portfolio’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of the Portfolio in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 4.2.    THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

4.2.1    DELEGATION. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Portfolios held outside the United States. The Custodian hereby accepts such delegation. By giving at least 30 days’ prior written notice to the Fund, the Foreign Custody Manager may withdraw its acceptance of the delegated responsibilities generally or with respect to a Covered Foreign Country designated in the notice. Following the withdrawal, the Custodian shall have no further responsibility in its capacity as Foreign Custody

Manager to the Fund generally or, as the case may be, with respect to the Covered Foreign Country so designated.

4.2.2    EXERCISE OF CARE AS FOREIGN CUSTODY MANAGER. The Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities.

4.2.3    FOREIGN CUSTODY ARRANGEMENTS. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities only with respect to Covered Foreign Countries. The Foreign Custody Manager shall list on Schedule A for a Covered Foreign Country each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain the Foreign Assets of the Portfolios with respect to the Covered Foreign Country. The list of Eligible Foreign Custodians may be amended from time to time upon notice in the sole discretion of the Foreign Custody Manager. This Agreement constitutes a Proper Instruction by a Fund, on behalf of each applicable Portfolio, to open an account, and to place and maintain Foreign Assets, for the Portfolio in each applicable Covered Foreign Country. The Fund, on behalf of the Portfolios, shall satisfy the account opening requirements for the Covered Foreign Country, and the delegation with respect to the Portfolio for the Covered Foreign Country will not be considered to have been accepted by the Custodian until that satisfaction. If the Foreign Custody Manager receives from the Fund Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Portfolio for the Covered Foreign Country.

4.2.4    SCOPE OF DELEGATED RESPONSIBILITIES: Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each applicable Covered Foreign Country. The Foreign Custody Manager shall determine that (a) the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) and (b) the contract between the Foreign Custody Manager and the Eligible Foreign Custodian governing the foreign custody arrangements will satisfy the requirements of Rule 17f-5(c)(2). The Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify the Fund.

4.2.5    REPORTING REQUIREMENTS. The Foreign Custody Manager shall (a) report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with another Eligible Foreign Custodian by providing to the Fund’s Board an amended Schedule A at the end of the calendar quarter in which the action has occurred, and (b) after the occurrence of any other material change in the foreign custody arrangements of the Portfolios described in this Section 4.2, make a written report to the Board containing a notification of the change.

4.2.6    REPRESENTATIONS. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has (a) determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios and (b) considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets of each Portfolio in each Covered Foreign Country.

4.2.7    TERMINATION BY A PORTFOLIO OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. By giving at least 30 days’ prior written notice to the Custodian, a Fund, on behalf of a Portfolio, may terminate the delegation to the Custodian as the Foreign Custody Manager for the Portfolio. Following the termination, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Portfolio.

SECTION 4.3    MONITORING OF ELIGIBLE SECURITIES DEPOSITORIES. The Custodian shall (a) provide the Fund or its Investment Advisor with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B in accordance with Section (a)(1)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis and promptly notify the Fund or its Investment Advisor of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.

SECTION 5.	ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES.

SECTION 5.1.    HOLDING SECURITIES. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a Covered Foreign Country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in the Covered Foreign Country. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities and other financial assets held by each Eligible Foreign Custodian or Foreign Securities System. The Custodian may hold foreign securities and other financial assets for all of its customers, including the Portfolios, with any Eligible Foreign Custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Portfolio maintained in the account shall identify those securities and other financial assets as belonging to the Portfolio and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

SECTION 5.2.    REGISTRATION OF FOREIGN SECURITIES. Foreign securities and other financial assets held outside of the United States maintained in the custody of an Eligible Foreign Custodian and that are not bearer securities shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of any of the foregoing. The Fund on behalf of the Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or an Eligible Foreign Custodian reserves the right not to accept securities or other financial assets on behalf of a Portfolio under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

SECTION 5.3.    INDEMNIFICATION BY ELIGIBLE FOREIGN CUSTODIANS. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, cost or expense arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations. At a Fund’s election, a Portfolio shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, cost or expense if and to the extent that the Portfolio has not been made whole for the loss, cost or expense. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

SECTION 5.4     BANK ACCOUNTS.

5.4.1    GENERAL. The Custodian shall identify on its books as for the account of the applicable Portfolio the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Portfolio of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Portfolio with an Eligible Foreign Custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The Eligible Foreign Custodian will be liable for such balance directly to the Portfolio. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the Eligible Foreign Custodian acting pursuant to the terms of this Agreement, and shall be withdrawable by the Custodian or the Eligible Foreign Custodian only in that capacity. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.4.2    NON-U.S. BRANCH AND NON-U.S. DOLLAR DEPOSITS. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

SECTION 5.5.    COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled. If extraordinary measures are required to collect the income or payment, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Portfolio may be charged at the Custodian’s applicable rate for time credited. Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

SECTION 5.6.    TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

5.6.1    DELIVERY OUT. The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Portfolio and held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, cash of a Portfolio only upon receipt of Proper Instructions specifying the amount of the payment and the person or persons to whom the payment is to be made.

5.6.2    MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

5.6.3    SETTLEMENT PRACTICES. The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C at the time or times set forth on the Schedule. The Custodian may revise Schedule C from time to time, but no revision shall result in a Board being provided with substantively less information than had been previously provided on Schedule C.

SECTION 5.7    SHAREHOLDER OR BONDHOLDER RIGHTS. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Fund to exercise shareholder and bondholder rights.

SECTION 5.8.    COMMUNICATIONS. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of a Portfolio. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Portfolio regarding any class action or other collective litigation relating to the Portfolio’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Fund for the Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. Class-action participation by a Fund beyond such forwarding of written information received by the Custodian is separately agreed to between the Custodian and the Fund in the Class Actions Filing Services Addendum

SECTION 6.    FOREIGN EXCHANGE.

SECTION 6.1.    GENERALLY. Upon receipt of Proper Instructions, which for purposes of this Section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

SECTION 6.2.    FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 6.3.    FUND ACKNOWLEDGEMENT Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

SECTION 6.4.    TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

SECTION 7.    TAX SERVICES.

SECTION 7.1    FUND INFORMATION. Each Fund will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Fund may be entitled that is not applicable to the general nationality and category of person to which the Fund belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Fund engages or proposes to engage in investment activity or where Portfolio assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, the Fund represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

SECTION 7.2    TAX RESPONSIBILITY. The Fund shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Fund or any transactions related thereto. Subject to compliance by the Fund with its obligations under Section 7.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Fund pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Fund by the Custodian or otherwise, the Custodian may apply any credit balance in the Fund’s deposit account to the extent necessary to satisfy such Tax obligation. The Fund shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Portfolio or the Fund, other than those Tax services as set out specifically in this Section 7. The Fund agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel. The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Fund.

SECTION 7.3    TAX RELIEF. The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by the Fund with its obligations under Section 7.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Fund. Unless otherwise informed by the Fund, the Custodian shall be entitled to apply categorical treatment of the Fund according to its nationality, particulars of its organization and other relevant details supplied by the Fund.

SECTION 8.    PAYMENTS FOR SALES OR REDEMPTIONS OF PORTFOLIO INTERESTS.

SECTION 8.1    PAYMENT FOR PORTFOLIO INTERESTS ISSUED. The Custodian shall receive from the distributor of Portfolio Interests of a Fund or from the Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of the Portfolio such payments as are received for Portfolio Interests issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of the Portfolio and the Transfer Agent of any receipt of the payments by the Custodian.

SECTION 8.2    PAYMENT FOR PORTFOLIO INTERESTS REDEEMED. Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds of a Portfolio to the extent available for payment to holders of Portfolio Interests who have delivered to the Transfer Agent a request for redemption of their Portfolio Interests. The Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming interest holders. If the Custodian furnishes a check to a holder in payment for the redemption of the holder’s Portfolio Interests and the check is drawn on the Custodian, the Custodian shall honor the check so long as the check is presented to the Custodian in accordance with the Deposit Account Agreement and such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 9.    PROPER INSTRUCTIONS.

SECTION 9.1    FORM AND SECURITY PROCEDURES. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing, but the Fund’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.

Section 9.2    RELIANCE ON OFFICER’S CERTIFICATE. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 9.3    UNTIMELY PROPER INSTRUCTIONS. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

SECTION 10.    ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each Portfolio:

1)

Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio and after such payments have been made the Fund shall have the opportunity to review such payments and the parties shall use good faith efforts to resolve any dispute with respect to such payments;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)

In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Portfolio except as otherwise directed by the applicable Board.

SECTION 11.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall cooperate with and supply necessary information to any organization appointed by the Board of a Portfolio of a Fund to keep the books of account of the Portfolio and compute the net asset value per Portfolio Interest of the outstanding Portfolio Interests or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and compute such net asset value per Portfolio Interest. If and as so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund’s currently effective prospectus (“Prospectus”) and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Portfolio Interests held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. If and as so directed, the calculations of the net asset value per Portfolio Interest and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 12.    RECORDS.

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund, independent registered public accounting firm of the Fund, and employees and agents of the SEC or other regulators with jurisdiction over the Funds with respect to the Portfolios. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses, the Fund agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s outside counsel, incurred in responding to a non-routine request, order or requirement as reasonably agreed by the Fund and the Custodian, taking into account past practices.

SECTION 13.    FUND’S INDEPENDENT ACCOUNTANTS; REPORTS.

SECTION 13.1    OPINIONS. The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, and Form N-CEN or other monthly or annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.2    REPORTS. Upon reasonable request of a Fund, the Custodian shall provide the Fund with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Fund with such reports as the Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

SECTION 14.    CUSTODIAN’S STANDARD OF CARE; EXCULPATION.

14.1    STANDARD OF CARE. In carrying out the provisions of this Agreement, the Custodian shall act in good faith and without negligence, misfeasance or willful misconduct and shall be held to the exercise of reasonable care.

14.2    RELIANCE ON PROPER INSTRUCTIONS. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions (provided, however, that in such event, the Custodian shall notify the Fund and request any additional clarification or authentication that it reasonably requires). The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Fund.

14.3    OTHER RELIANCE. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Fund or any authorized third party on behalf of the Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Fund. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to the advice.

14.4    LIABILITY FOR SUB-CUSTODIANS AND FOREIGN CUSTODIANS. The Custodian shall be liable for the acts or omissions of a sub-custodian and an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund or a Portfolio elects to invest.

14.5    INSOLVENCY AND COUNTRY RISK. The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Fund or Portfolio resulting from or caused by Country Risk.

14.6    FORCE MAJEURE AND THIRD PARTY ACTIONS. The Custodian shall be without responsibility or liability to any Fund or Portfolio for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by any Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of any Fund, its Investment Advisor, Portfolio or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Fund, any Portfolio, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

14.7    INDIRECT/SPECIAL/CONSEQUENTIAL DAMAGES. Notwithstanding any other provision set forth herein, in no event shall either party be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of, or otherwise might or should have anticipated, the possibility or likelihood of such damages. The limitations of liability set forth in this Section 14.7 shall apply regardless of the form or type of action in which a claim is brought or under which it is made, whether in contract, tort (including negligence of any kind), warranty, strict liability, indemnity or any other legal or equitable grounds, and shall survive failure of an exclusive remedy

14.8    DELIVERY OF PROPERTY. The Custodian shall not be responsible for any securities or other assets of a Portfolio which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9    NO INVESTMENT ADVICE. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Fund or its Investment Advisor or by a Portfolio. The Custodian has no duty to ensure or to inquire whether an Investment Advisor complies with any investment objectives or restrictions agreed upon between a Fund and the Investment Advisor or whether the Investment Advisor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors.    The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Fund or a Portfolio or on its behalf.

14.10    COMMUNICATIONS. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Portfolio at any time held by the Custodian unless (a) the Custodian or the Eligible Foreign Custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power. However, the Custodian shall nevertheless exercise reasonable efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required.

14.11    LOANED SECURITIES. Income due to each Portfolio on securities or other financial assets loaned shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility, pursuant to this Agreement, in connection with loaned securities or other financial assets, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is entitled.

14.12    TRADE COUNTERPARTIES. A Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults. If a Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Fund’s Investment Advisor of the failure within a reasonable time after the Custodian became aware of the failure.

SECTION 15.    COMPENSATION AND INDEMNIFICATION OF CUSTODIAN; SECURITY INTEREST.

SECTION. 15.1    COMPENSATION. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15.2    INDEMNIFICATION. Each Portfolio agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in good faith,without negligence and with reasonable care, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Fund pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Fund, the Portfolio or the Custodian as custodian of the assets of the Fund or the Portfolio. If a Fund on behalf of a Portfolio instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable therefor, the Fund on behalf of the Portfolio, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian. The obligations and liabilities any Portfolio assumes shall be limited in any case to the relevant Portfolio and its assets and the Custodian shall not seek satisfaction of any obligation from the shareholders of the relevant Portfolio, any other Portfolio or its shareholders or the Trustees, officers, employees or agents of the Fund.

SECTION 15.3    SECURITY INTEREST. Each Fund hereby grants to the Custodian, to secure the payment and performance of the Fund’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of a Portfolio by or through the Custodian. The obligations include, without limitation, the Portfolio’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Portfolio for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, as well as the Portfolio’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should the Portfolio fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Portfolio’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Portfolio’s payment or reimbursement obligations, whether contingent or otherwise.

SECTION 16.    EFFECTIVE PERIOD AND TERMINATION.

SECTION 16.1    TERM. This Agreement shall remain in full force and effect for an initial term ending October 31, 2020. After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than sixty (60) days prior to the expiration of the Initial Term or any renewal term, as the case may be. A written notice of non-renewal may be given as to a Fund or a Portfolio.

SECTION 16.2    TERMINATION. Either party may terminate this Agreement as to a Fund or a Portfolio: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

SECTION 16.3    PAYMENTS OWING TO THE CUSTODIAN. Upon termination of this Agreement pursuant to Section 16.1 or 16.2 with respect to any Fund or Portfolio, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges. In the event of: (a) any Fund’s termination of this Agreement with respect to such Fund or a Portfolio of the Fund for any reason other than as set forth in Section 16.1 or 16.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund or Portfolio (or its respective successor), the applicable Fund shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund or Portfolio) and shall reimburse the Custodian for its other fees, expenses and charges. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s or Portfolio’s cash and its securities and other financial assets as set forth in Section 17.

SECTION 16.4    EXCLUSIONS. No payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of a Fund or a Portfolio and distribution of the Fund’s or Portfolio’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund or Portfolio is no longer viable, (b) a merger of a Fund or Portfolio into, or the consolidation of a Fund or Portfolio with, another organization or series, or (c) the sale by a Fund or Portfolio of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Custodian is retained to continue providing services to the Fund or Portfolio (or its respective successor) on substantially the same terms as this Agreement.

SECTION 16.5    EFFECT OF TERMINATION. Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. Following termination with respect to a Fund or Portfolio, the Custodian shall have no further responsibility to forward information under Section 3.8 or 5.8. The provisions of Sections 7, 14, 15 and 17 of this Agreement shall survive termination of this Agreement. To the extent the Custodian continues to possess confidential information or records of the Fund or its agents or service providers after the termination of this Agreement, the obligations contained in Sections 12, 20.11, 20.12, and 20.13 of this Agreement shall continue until the five (5) year anniversary of the termination date of this Agreement.

SECTION 17.    SUCCESSOR CUSTODIAN.

SECTION 17.1    SUCCESSOR APPOINTED. If a successor custodian shall be appointed for a Portfolio by its Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Portfolio then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Portfolio held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

SECTION 17.2    NO SUCCESSOR APPOINTED. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Portfolio in accordance with the Proper Instructions.

SECTION 17.3    NO SUCCESSOR APPOINTED AND NO PROPERTY INSTRUCTIONS. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Portfolio then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Portfolio held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Portfolio.

SECTION 17.4    REMAINING PROPERTY. If any cash or any securities or other financial assets of the Portfolio held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the applicable Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

SECTION 17.5    RESERVES. Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of the Fund or Portfolio as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of the Fund or Portfolio secured by a security interest or right of recoupment or setoff in favor of the Custodian.

SECTION 17.6    COOPERATION UPON TERMINATION. If a successor custodian for one or more Portfolios shall be appointed by the Board of the Fund, the Custodian and the Fund, on behalf of any applicable Portfolio(s) agree, upon termination and the Custodian’s receipt of instructions from the Fund, to reasonably cooperate to deliver to such successor Custodian, the records of the Fund and/or the Portfolios as reasonably requested by the Fund. Each of the Custodian and the Fund, on behalf of any applicable Portfolio(s), agrees to reasonably cooperate with the successor custodian in the execution of such documents and the performance of such other necessary actions as may reasonably be requested by the successor custodian or the Fund in order to substitute the successor custodian for the Custodian, provided, however, that any special or unduly burdensome arrangements, and any expenses associated therewith, shall be subject to good faith negotiation and mutual agreement by the parties hereto. All reasonable out-of-pocket expenses associated with the transfer of the custodian services hereunder upon termination hereof shall be borne by the respective Portfolios (except as may be specifically and mutually agreed in writing by the parties in relation to such special arrangements).

SECTION 18. REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 19. LOAN SERVICES ADDENDUM.    If a Fund directs the Custodian in writing to perform loan services, the Custodian and the Fund will be bound by the terms of the Loan Services Addendum attached hereto. The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Custodian.

SECTION 20. GENERAL.

SECTION 20.1 GOVERNING LAW. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

SECTION 20.2 [RESERVED]

SECTION 20.3 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements between each Fund on behalf of each of the Fund’s Portfolios and the Custodian relating to the custody of the Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.4 ASSIGNMENT; DELEGATION. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Custodian. The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Fund. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above.

SECTION 20.5 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Fund’s organic record and Prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

SECTION 20.6 ADDITIONAL FUNDS AND PORTFOLIOS.

20.6.1    ADDITIONAL FUND. If any management investment company in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the management investment company shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.7 below.

20.6.2    ADDITIONAL PORTFOLIO. If any Fund establishes a series in addition to the Portfolios set forth on Appendix A with respect to which the Fund desires the Custodian to render services as custodian under the terms of this Agreement, the Fund shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the series shall become a Portfolio hereunder.

SECTION 20.7 THE PARTIES; REPRESENTATIONS AND WARRANTIES. All references in this Agreement to the “Fund” are to each of the management investment companies listed on Appendix A, and each management investment company made subject to this Agreement in accordance with Section 20.6 above, individually, as if this Agreement were between the individual Fund and the Custodian. In the case of a series organization, all references in this Agreement to the “Portfolio” are to the individual series of the series organization on behalf of the individual series. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

20.7.1    FUND REPRESENTATIONS AND WARRANTIES. Each Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

20.7.2    CUSTODIAN REPRESENTATIONS AND WARRANTIES. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

SECTION 20.8 NOTICES. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:	c/o DOMINI INVESTMENT TRUST
Domini Impact Investments LLC
180 Maiden Lane, Suite 1302
New York, NY 10038-4925
Attention: Carole M. Laible, President

Telephone: 212-217-1058

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
100 Summer Street
Boston, MA 02110
Attention: Tim McKerrow
Telephone: 617-662-9614

with a copy to:
STATE STREET BANK AND TRUST COMPANY
Legal Division – Global Services Americas
One Lincoln Street
Boston, MA 02111
Attention: Senior Vice President and Senior Managing Counsel

SECTION 20.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

SECTION 20.10 SEVERABILITY; NO WAIVER. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.11 CONFIDENTIALITY. All information provided under this Agreement by or on behalf of a party or its agents or service providers (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 20.12 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 20.12 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose is expressly permitted under applicable law or regulation to disclose for a legitimate business purpose subject to confidentiality obligation, or has received the prior written consent of the Disclosing Party providing the information, which consent shall not be unreasonably withheld. A Receiving Party shall protect confidential information of a Disclosing Party at least to the same degree as the Receiving Party protects its own confidential information. All confidential information, provided by a Disclosing Party shall remain the property of such Disclosing Party. All confidential information, together with any copies thereof, in whatever form, shall, upon the Disclosing Party’s written request, be returned to the Disclosing Party or destroyed, at the Receiving Party’s election; provided, that the Receiving Party shall be permitted to retain all or any portion of the confidential information, in accordance with the confidentiality obligations specified in this Agreement, to the extent required by applicable law or regulatory authority or to the extent required by the Receiving Party’s internal policies and in accordance with its customary practices for backup and storage.

SECTION 20.12 USE OF DATA.

(a)    In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.12 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)    Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Fund agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian’s compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c)    Except as expressly contemplated by this Agreement, nothing in this Section 20.12 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 20.12 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

SECTION 20.13 DATA PRIVACY. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

SECTION 20.14 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20.15 REGULATION GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 20.16 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

SECTION 20.17 INSURANCE. The Custodian shall at all times during the term of this Agreement maintain, at its cost, insurance coverage regarding its business in such amount and scope as it deems adequate in connection with the services provided by the Custodian under this Agreement.

SECTION 20.18 BUSINESS CONTINUITY. The Custodian shall implement and maintain reasonable disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Custodian in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Custodian in its provision of services hereunder. In the event of any event which causes a business interruption, the Custodian shall act in good faith and take reasonable steps to minimize service interruptions.

SECTION 20.19 LIMITATION OF LIABILITY. A Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts. The Custodian agrees that for services rendered to the Fund, or for any claim by it in connection with the services rendered to the Fund under this Agreement, it shall look only to assets of the applicable Portfolio for satisfaction and that it shall have no claim against the assets of any other Portfolio. It is expressly agreed that the obligations of the Fund or a Portfolio hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Fund or a Portfolio personally, but shall bind only the property of the applicable Portfolio. This Agreement has been signed and delivered on behalf of the Fund by an authorized officer of the Fund, and such execution and delivery by such officer shall not be deemed to have been made by such officer individually or to impose any liability on such officer, the trustees or the shareholders personally, but shall bind only the Fund as provided in the Fund’s Declaration of Trust.

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX A HERETO

By: /s/ Carole M. Laible
Name: Carole M. Laible
Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

Master Custodian Agreement

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Domini Investment Trust:

Domini Impact Equity Fund

Domini Impact Bond Fund

Domini Impact International Equity Fund

D-1

CLASS ACTIONS FILING SERVICES ADDENDUM TO CUSTODIAN AGREEMENT

This Class Actions Filing Services Addendum to the Master Custodian Agreement (“Addendum”) is made this 17th day of January, 2020 with an effectiveness as of the 1st day of April, 2019, by and between each of the parties to the Master Custodian Agreement, as defined below.

INTRODUCTION:

WHEREAS, STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of The Commonwealth of Massachusetts, with its principal place of business at One Lincoln Street, MA 02111 (“State Street”) and each management investment company, on behalf of itself and its series, listed on Appendix A to the Agreement (as defined below), as such Appendix may be amended from time to time (in each case, a “Fund” and collectively, the “Funds”) are parties to a Master Custodian Agreement dated January 17, 2020 and effective as of April 1, 2019 (as amended and in effect from time to time, the “Agreement”) pursuant to which State Street provides custody and accounting services to the Funds;

WHEREAS, State Street offers certain class action filing services, as further described herein and the Funds would like to receive such additional services subject to the terms of the Agreement as supplemented by this Addendum;

WHEREAS, State Street is willing to provide such services on the terms and conditions set out in this Addendum;

NOW, THEREFORE, State Street and each Fund agree as follows:

1.	Interpretation

1.1         All capitalized terms not defined in this Addendum shall have the meanings ascribed to them in the Agreement.

1.2         In this Addendum, unless the context otherwise requires:

“Agreement” has the meaning given to such term in the Introduction above.

“Business Days” means those days on which The New York Stock Exchange is open for regular trading.

“Fund” has the meaning given to such term in the Introduction above. All references in this Addendum to the “Fund” are to each Fund individually, as if this Addendum were between the individual Fund and State Street.

“Services” means the “Class Actions Filing Services” as described in the Services Description.

“Services Description” means the “Class Actions Filing Services Description”, a copy of which, as in effect on the date hereof, is attached hereto as Annex I, as the same may be updated, amended or otherwise modified by State Street in accordance with Section 10 hereof.

“Term” means, with respect to each Fund, the period of time (i) beginning on the date when State Street has sent written notification to such Fund that it has received the requisite documentation and that the Services will begin and (ii) ending on the date that is the earlier of (x) the date when the Agreement is terminated as to such Fund in accordance with its terms and (y) that date that this Addendum is terminated as to such Fund in accordance with its terms.

2.	Appointment and Instruction

Each Fund appoints State Street to act as its agent for purposes of providing the Services during the Term. State Street hereby accepts such appointment and agrees to render the Services according to the terms set out in this Addendum, including those set forth in the Services Description. Each Fund hereby acknowledges and agrees that such obligation of State Street is subject to each Fund performing its obligations under this Addendum, including the undertakings set forth in the Services Description. Each Fund hereby provides Proper Instructions to State Street to file a claim (or claims) on its behalf with respect to each Covered Class Action Event subject to the terms set out in this Addendum, including those contained in the Services Description. We refer you to the Services Description (which is incorporated herein by reference) for a full description of “Covered Class Action Events”. To the extent necessary, each Fund hereby grants State Street a power of attorney, which State Street may exercise in its own name (on behalf of such Fund) or the name of such Fund, solely for purposes of performing its obligations and providing the Services under this Addendum. Each Fund hereby agrees to execute and deliver all further documents, do (or cause to be done) all further acts, and provide all assurances as may reasonably be necessary or desirable to enable State Street to perform the Services in accordance with the terms of this Addendum.

3.	Charges

In consideration of State Street providing the Services to a Fund, State Street shall be entitled to reasonable compensation, as agreed upon from time to time in writing between State Street and such Fund (“Class Action Fee”).

4.	Scope of Services

4.1	Each Fund acknowledges and agrees that the Services will be provided in the manner described in the Services Description. Each Fund agrees to all of the terms and conditions, including but not limited to the undertakings of such Fund and any noted limitations on scope of liability set forth in such Services Description.

4.2

In performing the Services and acting on a Fund’s Proper Instructions, to the maximum extent permitted by applicable law, State Street is providing an administrative service and is not acting in a fiduciary capacity. The decision to file a proof of claim is solely the responsibility of each Fund. State Street shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the decision to file or not. Each Fund acknowledges and understands that claims filed may be rejected or not accepted by the applicable claims administrator, and that even acceptance by a claims administrator does not mean that a claim will be entitled to any distribution. State Street shall be entitled to receive and retain any fee charged for filing regardless of whether the claim is accepted or any distribution is made thereon. Each Fund acknowledges and agrees that (i) unless it notifies State Street that it does not wish to do so in accordance with this Addendum, this Addendum constitutes a standing instruction by such Fund to file on its behalf in accordance with Section 2 and (ii) it is such Fund’s responsibility to instruct State Street in accordance with this Addendum and the Services Description in the event such Fund does not wish to file a claim in a class action event for which Services are provided pursuant to this Addendum. State Street shall be entitled conclusively to rely and act upon this Addendum and the Proper Instruction contained herein in the absence of any other timely Proper Instruction.

4.3

The performance of the Services under this Addendum does not result in State Street assuming any of the obligations of any Fund, its investment managers, any other custodian or any other agent of the Fund.

5.	Limitations on Liability of State Street

5.1

To the maximum extent permitted by law and notwithstanding any provisions contained in the Agreement to the contrary, State Street shall have no liability for any loss or damage resulting from the performance or non-performance of its duties hereunder unless such loss or damage is solely caused by or results from the gross negligence or wilful misconduct of State Street, its officers or employees.

5.2

Notwithstanding any other provision set forth herein or in the Agreement, in no event shall State Street be liable for any indirect, consequential, incidental, special, or punitive damages of any kind whatsoever (including, without limitation, lost profits) arising out of or in connection with the Services regardless of whether either party has been advised of the possibility or likelihood of such damages.

5.3

Notwithstanding anything contained in this Addendum or the Agreement to the contrary, and without limiting the foregoing, State Street’s cumulative liability for any loss or damages under or in connection with this Addendum or the Services provided hereunder to any Fund, in any event, to the extent permitted by law, shall be limited to the total Class Action Fees paid under this Addendum by such Fund for the Services to such Fund during the twelve (12) month period immediately preceding the original deadline for filing a claim in the applicable class action event. In the event that fees are not stated or that fees have not been charged during such twelve (12) month period, State Street’s liability shall not exceed the lesser of actual damages realized by such Fund and $50,000. To the extent a Fund is entitled to any remedy in connection with this Addendum, the payment of damages in an amount that does not exceed the amount provided for in this paragraph shall be the sole remedy of such Fund for any loss or damage resulting from State Street’s (or its agent’s, as the case may be) performance or non-performance of its obligations, liabilities or agreements under this Addendum with respect to the Services.

5.4

Without limiting Section 5.1 hereof, State Street shall not be responsible or liable for any failure or delay in performance of its obligations under this Addendum arising out of or caused, directly or indirectly, by (a) events or circumstances beyond State Street’s reasonable control including, without limitation: the failure of any claims administrator or similar entity, whether in processing or payment of any claim filed hereunder; system, power or other mechanical or technological failures or interruptions; computer viruses or communications disruptions; work stoppages; natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by any Fund or any other duly authorized person in their instructions to State Street; (c) the failure of any Fund or any duly authorized individual or organization to adhere to State Street’s operational requirements as described in the Services Description or other documentation made available to any Fund; and (d) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

5.5

Without limiting the generality of the foregoing, to the extent that any filing or other information is transmitted or received via Web-based or Internet services, State Street makes no representation or warranty that such transmission or receipt of information will be uninterrupted or error-free or that such information shall remain private and confidential. State Street has no control over the Internet and cannot guarantee that unauthorized parties may not be able to decrypt encrypted messages. Accordingly, in no event shall State Street be liable for any loss, damage, expense or other harm or injury arising out of (i) the performance or non-performance of the Internet or network services used in connection with the transmission or receipt of information over the Internet, including without limitation, the receiving party’s Internet service provider or browser or any other software or (ii) the unauthorized interception or decryption of information transmitted or received via the Internet or network services.

6.	Indemnification

Each Fund agrees to indemnify State Street and to hold State Street harmless from and against any loss, cost or expense sustained or incurred by State Street in acting or omitting to act under or in respect of this Addendum in good faith and without negligence, including, without limitation, State Street’s compliance with any Proper Instruction..

7.	Representations and Warranties

7.1

Each Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Addendum; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Addendum; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair such Fund’s ability to perform its duties and obligations under this Addendum; and (e) its entering into this Addendum shall not cause a material breach or be in material conflict with any other agreement or obligation of such Fund or any law or regulation applicable to it. In addition, with respect to each covered class action event (as defined and described in the Services Description) for which State Street files a proof of claim on behalf of a Fund, unless such Fund shall have previously notified State Street to the contrary in writing in accordance with the requirements set forth in the Services Description, such Fund is hereby deemed to make all representations and warranties applicable to such class action event as set forth in the Services Description.

7.2

STATE STREET HEREBY DISCLAIMS ANY AND ALL WARRANTIES, REPRESENTATIONS, TERMS OR DUTIES, WHETHER EXPRESS OR IMPLIED BY STATUTE OR OTHERWISE, IN RELATION TO THE SERVICES, EXCEPT THOSE WHICH ARE SPECIFICALLY SET FORTH IN THIS ADDENDUM OR WHICH CANNOT BE LAWFULLY DISCLAIMED.

8.	Termination

This Addendum shall terminate with respect to a particular Fund upon the earliest to occur of (i) the date specified in a written notice of termination sent by a Fund to State Street or by State Street to any Fund, which such notice shall include the effective date of termination, that shall not be less than two (2) Business Days from when the notice of termination is served, (ii) the effective date that such Fund ceases to be a “full-service” client of State Street, meaning that such Fund no longer receives both custody and accounting services from State Street and State Street’s internal records reflect such Fund as “custody-only” or “accounting-only”, (iii) the effective date that the Agreement is terminated with respect to such Fund in accordance with its terms, regardless of the reason for such termination or (iv) such other date as the applicable Fund and State Street may agree in writing.

Upon the termination of this Addendum as provided above, unless the applicable Fund and State Street shall otherwise specifically agree in writing, State Street shall have no further obligation or responsibility to provide any of the Services to such Fund, including filing any further proofs of claim for class actions previously notified to a Fund or received after such termination and, accordingly, State Street shall have no further responsibility to provide the Services herein to such Fund after such termination. State Street’s responsibility with respect to filings made prior to termination shall be as set forth in the Services Description. The terms and provisions set forth in Sections 3, 5 and 6 shall survive any termination of this Addendum.

9.	Assignment and Use of Agents

This Addendum shall not be assignable by (a) any Fund without the prior written consent of State Street or (b) State Street without the prior written consent of each applicable Fund, provided that, (i) without the consent of any Fund, State Street may assign this Addendum to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with State Street and (ii) in the event of an assignment of the Agreement with respect to any Fund in accordance with the terms of such Agreement, State Street may assign this Addendum to the assignee of such Agreement without obtaining separate consent from such Fund. Any permitted successors or assigns of a Fund or State Street shall be bound by this Addendum.

Notwithstanding the foregoing, State Street may, without the consent of any Fund, employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of State Street, as State Street may deem desirable to assist it in performing all or a portion of its obligations under this Addendum and may share client information with such person or persons to enable such person or persons to perform their delegated functions; provided, however, that any compensation of such person or persons shall be paid by State Street and that State Street shall be as fully responsible to such Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions under this Addendum.

10.	Amendments

Except as otherwise specifically provided herein, this Addendum may be amended only by written agreement between the parties. Each Fund acknowledges, agrees and accepts that (i) the terms and conditions of the Services as set forth in the Services Description may be changed at any time and from time to time by State Street in its sole discretion provided that any such changes do not require action by or impose responsibilities upon a Fund and, (ii) by entering into this Addendum each Fund agrees to such terms and conditions as so altered from time to time, provided that State Street has notified the applicable Fund in writing of any such changes and of the effective date thereof, which shall be no less than 90 days following distribution of the notice and the applicable Fund has not informed State Street in writing to the contrary within 75 days following the distribution of notice of such changes. In the absence of any such notification, such Fund shall be deemed to have accepted such amendments. For the sake of clarity, (i) any such amendments to the Services Description shall be applicable only to services provided after the effective date of such amendments and (ii) any amendments that require action by or impose responsibilities upon a Fund can only be made by written agreement between the parties.

11.	Miscellaneous

11.1

No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Addendum will operate as a waiver, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that right or remedy, or the exercise of any other right or remedy. The rights and remedies provided in this Addendum are cumulative and not exclusive of any rights or remedies provided by law.

11.2

This Addendum, including the Services Description, is supplemental to and shall be interpreted as amending and forming a part of the Agreement and together with the Agreement constitutes the complete and exclusive agreement of the parties with regard to the Services. All prior oral or written agreements, arrangements or understandings between the parties relating to the Services are terminated and superseded by this Addendum as of the date of this Addendum.

11.3

In the event that any provision of this Addendum may be inconsistent or conflict with any provision in the Agreement, the provisions of this Addendum shall prevail. Any provision of this Addendum that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX A TO THE AGREEMENT

By: /s/ Carole M. Laible
Name: Carole M. Laible
Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

Annex I

Class Action Filing Services Description

Introduction

State Street may agree with any full-service trust or custody client (meaning, a client who receives custody and accounting services from State Street) to provide an additional offering to any account or fund receiving such services — a filing service pertaining to Covered Class Action Events (as defined and described below). The filing service includes, in accordance with the processes and terms described herein, State Street preparing and filing claims on behalf of any account or fund associated with any such client enrolled in the service (each such account or fund, a “Client”) for Covered Class Action Events where the books and records of State Street show the Client as having acquired or held the relevant Securities (as defined below) during the relevant class period (the “Filing Services”).    In those instances, and unless the Client has instructed State Street differently, any such claim will be filed with the applicable claims administrator (or similar filing or processing agent) to enable the Client to be considered for participation in Covered Class Action Events.

Condition to Commencement of Filing Services.    The Filing Services will not commence with respect to any particular Client until (i) State Street has received fully-executed versions of all required documentation, including an agreement pertaining to class action filing services in a form acceptable to State Street and (ii) notification is sent by State Street to the Client indicating that such services have begun. Unless otherwise specifically agreed by State Street, the Filing Services for a Client will only apply to Covered Class Action Events which State Street first receives notice after the applicable Filing Services have commenced.

Covered Class Action Events and Securities. Class actions events which are eligible for this filing service (referred to as “Covered Class Action Events”) are class actions, fair fund settlements and anti-trust settlements that employ an “opt-out” model, as is customary in the United States and Canada, pertaining to Securities (as defined below) for which State Street as trustee and/or custodian is able to file on the Client’s behalf based on information, as further described herein, contained on State Street’s systems. By way of example, any event that (i) employs an “opt-in” model or (ii) employs an “opt-out” model but which requires the filing be completed directly by the beneficial owner or for which the applicable claims administrator (or similar filing or processing agent) has elected to communicate directly with the beneficial owners rather than through custodians is not eligible for this service. “Securities” means portfolio assets of a Client for which State Street is serving as trustee or custodian pursuant to a trust or custody agreement and which are securities such as equities and fixed income assets that have a valid market identifier (including futures and options related to such equities) and are held, or have been held during the term of such agreement by State Street in its capacity as trustee or custodian. For the sake of clarity and without limitation, derivatives (other than the specific type of futures and options discussed above) and foreign exchange instruments do not qualify as Securities.

Fees for Filing Services.    Each Client will be assessed fees as set forth in the Client’s class action filing services agreement, the fee schedule for the Client’s custody or trust agreement, and/or filing instructions (or other applicable fee schedule) as applicable. This fee may vary from Client to Client.

Notifications, Expectations of Client Review and Opting-out.    All Clients receiving Filing Services will be notified of class action events as described in the section entitled “Class Actions-Notifications” in the Investment Manager Guide and Client Guide. Unless otherwise specified in the notice or as may be otherwise agreed with the Client, for Clients receiving the Filing Services, State Street will prepare and file a proof of claim in the manner detailed herein without any further instruction from the Client. In the event a Client receiving Filing Services does not want State Street to file a proof of claim on its behalf for a particular Covered Class Action Event, the Client must send a proper written instruction to class-actions@statestreet.com directing State Street not to file on its behalf prior to the applicable deadline specified in the notification, which is typically thirty (30) days prior to the proof of claim filing deadline. Please note State Street will not submit the formal opt-out paperwork on behalf of the Client or take any other step with the claims administrator or other agent to give effect to the Client’s decision to opt-out of a class action event; any such paperwork or other requirements associated with the opt-out process must be handled by the Client (or its agent) directly.

The Client acknowledges that in relation to any proof of claim (or any related submission) filed by State Street on behalf of the Client, it is important that only one claim is filed on behalf of the Client in a particular class action for the same transactions or holdings. The Client acknowledges that it is responsible to ensure that there is no duplication of claims and will ensure that where a proof of claim is to be or is submitted by State Street pursuant to the Filing Services, no other party shall file (or has filed) a proof of claim for participation by the Client in the same class action in relation to the same transactions or holdings. The Client understands that duplication of claims could result in both claims being rejected and that State Street will have no responsibility or liability in such circumstances. If a third party has made or will be making a claim on the Client’s behalf in relation to the same transactions or holdings, the Client must send a proper instruction to class-actions@statestreet.com directing State Street not to file on its behalf prior to the earlier of thirty (30) days’ prior to the filing date, or the applicable deadline specified in the notification sent by State Street to the Client pertaining to such Covered Class Action Event.

Class Action notifications will include access to relevant documentation for the class action event, such as the Proof of Claim form or Notice of Settlement. Clients are required to review such notifications and all documentation applicable to the relevant Covered Class Action Event. With the filing of any proof of claim (or related submission), unless the Client affirmatively notifies State Street to the contrary (in which case, State Street shall have no obligation to provide any service to the Client with respect to the applicable Covered Class Action Event) , the Client shall be deemed (i) to have reviewed all applicable documentation, (ii) to have made to State Street all of the representations, warranties, confirmation and acknowledgements contained in the Proof of Claim form (and/or other documentation necessary to file a claim or any related submission), including that it is not filing or causing to be filed duplicate claims, (iii)

to represent and warrant to State Street that it has reviewed the documentation and its participation is permitted pursuant to and in compliance with the terms of the applicable Covered Class Action Event and the laws of its local jurisdiction and (iv) to further authorize State Street to make all necessary representations, warranties, confirmations and acknowledgements to the settlement agent or other third parties required to file a claim (or any related submission) on the Client’s behalf. State Street reserves the right to require additional representations from the Client whenever State Street, in its sole judgment, deems necessary. If a Client cannot meet the terms of the settlement and/or make all of the representations, warranties, confirmations and acknowledgements contained therein, the Client must send a proper instruction to class-actions@statestreet.com directing State Street not to file on its behalf prior to the earlier of thirty (30) days’ prior to the filing date, or the applicable deadline specified in the notification sent by State Street to the Client pertaining to such Covered Class Action Event.

Claim Preparation. When State Street is preparing the proof of claim, it will do so for each Covered Class Action Event with transactional data derived from our systems. Only holdings and transactional data for assets held in State Street’s custody in active accounts and eligible closed accounts (as further described below in the section titled “Closed/Merged Accounts”) stored electronically on certain State Street accounting platforms, including MCH, SEI, Global Plus, FACTS, PAM and PAS, covering, to the extent available, a period of ten years prior to the filing deadline for the particular class action will be utilized in preparing a proof of claim. In the event the class period for a particular event extends beyond such ten year period, State Street may, in its sole discretion and without any liability hereunder whatsoever, include any holdings and transactional data that is still maintained electronically on State Street’s systems, but shall be under no obligation to do so. Data for holdings and transactions that occurred with other custodians will not be included in the proof of claim filed by State Street.

State Street will include in the filing any holdings and transactions identified as having occurred within the relevant class period and, where applicable, meeting the principal eligibility criteria pertaining to transactions set forth in the proof of claim form. As eligibility can be complex and the final arbitrator is the claims administrator, if there is ambiguity as to whether a transaction meets the eligibility criteria, State Street will default to including it in the proof of claim. For the majority of Covered Class Action Events, the information necessary to complete the proof of claim form is typically within State Street’s possession. However, events do arise where additional information not readily available to State Street’s class action group is required. In such instances, impacted Clients will be contacted by their client service representative with a request for such additional information. The request will contain a deadline by which State Street must receive the information in order to file a claim on the Client’s behalf. While this deadline is typically thirty (30 days prior to the market deadline to file a proof of claim, it is possible that it may be less, and will be set by State Street in its sole discretion. In the event a Client fails to timely respond to the request for additional information, to the extent possible, State Street will submit a proof of claim on the Client’s behalf only with information readily available to the State Street class action group. State Street shall have no liability with respect to any such incomplete proof of claim filing, failure to file or for any negative consequences that may arise as a result of the Client’s failure to timely, accurately and completely respond to State Street’s request for additional information. The Client represents and certifies that any information provided to State Street in connection with such a request is true, complete and accurate.

Filing. Subject to the timely receipt of any and all information from the Client, and unless the Client has instructed State Street otherwise, State Street, acting in its capacity as an agent of the Client, will submit a proof of claim on the Client’s behalf to the claims administrator or similar filing agent for the applicable class action event by the applicable proof of claim deadline. The Client authorizes State Street to disclose to the claims administrator or similar filing agent all Client information required to complete and file claims on such Client’s behalf. The data utilized in preparing the filing will be available to Clients on the State Street Corporate Governance Dashboard (as described below) promptly after such filing is submitted. Clients should review such data and advise State Street immediately if there are any inaccuracies with respect to the data included in the filing. The filing of the proof of claim does not guarantee eligibility, acceptance or payment of the claim. Claims filed may be rejected or not accepted by the claims administrator and even acceptance by a claims administrator does not mean that the Client will be entitled to a distribution. The Client authorizes State Street to make all necessary representations, warranties, confirmations and acknowledgements to the settlement agent or other third parties required to file a claim (or any related submission) on the Client’s behalf.

Post-filing.

Deficiencies. From time to time, State Street may receive deficiency notices or other similar inquiries from the claims administrator or similar filing agent for a particular Covered Class Action Event or a particular proof of claim requesting additional information in order to determine if a claim, transaction, holding or Client is eligible to receive a distribution under the applicable settlement. State Street will review these notices or requests and, when possible given the specifics of the request, will use reasonable efforts to resolve the deficiency using information readily available to State Street. In the event additional information is required that is not readily available to State Street, State Street will make reasonable attempts to collect such information from the Client. In the event a Client fails to timely and accurately respond to a request for information, State Street will, to the extent possible, respond to the deficiency with known information only. State Street shall have no liability with respect to any such incomplete response, failure to timely and accurately respond to a deficiency request, or for any negative consequences that may arise as a result of the Client’s failure to timely and/or accurately respond to State Street’s request for additional information. The Client represents and certifies that any information provided to State Street in connection with such a request is true, complete and accurate. State Street cannot guarantee that any deficiency will be able to be resolved and note that if any deficiency is not resolved, the claim may not be eligible for a distribution.

Rejections. In the event State Street receives a notification that a claim filed on behalf of a Client has been rejected by the claims administrator or similar filing agent, State Street will review such notification to determine the reason given for such rejection. Commonly recognized reasons for rejecting a claim include, but are not limited to, the following: no eligible transactions in the class period; no purchases within the class period; no recognized loss; transfers during the class period; duplicate proof of claim filed; and de minimis value. Upon receipt of a notification that a filed proof of claim has been rejected, State Street will then update the status of the claim and promptly notify the Client of the rejection (including the reason given for such rejection) via the State Street Corporate Governance Dashboard as described below. State Street does not perform an independent analysis to verify the validity of the rejection by the claims administrator or similar filing agent or the rationale given for such rejection.

Payment. In the event a proof of claim filed by State Street on behalf of a Client is accepted by the claims administrator or similar filing agent, State Street may receive the payment on account of the claim. Where the distribution is received by State Street in the form of cash, once the distribution is identified to the applicable Client, the cash will generally be credited to the applicable Client’s demand deposit account (DDA) account at State Street within 72 hours for active accounts. Distributions received by State Street in the form of securities may be received in physical certificated form, Direct Registration System (DRS) form on the books of the applicable transfer agent or book-entry. Physical certificates received by State Street will be custodied and credited to the Client’s custody account at State Street once the distribution is identified to the applicable Client. For DRS shares, State Street will work with the transfer agent to convert shares into book entry form and deposit them into the relevant depository if eligible. Upon such conversion, and once the distribution is identified to the applicable Client, the shares will be credited to the Client’s custody account at State Street. Shares received in book-entry form will be credited to the Client’s custody account at State Street once the distribution is identified to the applicable Client. State Street does not perform an independent analysis of the value of the proceeds paid by the claims administrator or similar filing agent.

Status. The State Street Corporate Governance Dashboard on my.statestreet.com provides customized alerts, views and reports of Class Action activity that impact a Client’s accounts. The dashboard provides class action alerts and information on recent class action activity, including notifications, the status of a class action claim and paid class actions. Please contact your client service representative to gain access to this information.

Limitation on Liability. Please note that State Street does not guarantee the timely filing, eligibility, acceptance or payment of any claim. Moreover, as and to the extent provided in any valid agreement between State Street and the Client pertaining to Filing Services, there may be limitations on any recourse that a Client may have against State Street in connection with the Filing Services. Clients are directed to their respective agreements that cover class action filing services and/or filing instructions for information on such limitations.

Terminated clients. Unless expressly agreed to by State Street in writing, State Street shall have no obligation to notify or file for a Client after (1) Filing Services for such Client have been terminated pursuant to written notification, (2) the underlying trust or custody relationship between State Street and the Client has been terminated or (3) the Client ceases to be a full-service client, meaning that the Client no longer receives both custody and accounting services from State Street. If at the time of termination of the trust or custody relationship/agreement or full-service relationship, there are active claims which are in the process of being prepared but which have not yet been filed, State Street may, in its sole discretion, continue to process and file such active claims. State Street will also collect distributions for the former Client with respect to any claims filed by State Street prior to the date of termination. To the extent State Street receives any distributions pertaining to a claim it filed on behalf of a former Client, State Street will use reasonable efforts to identify and obtain payment details for onward forwarding of any such distributions. If such payment details are not provided despite such efforts, State Street will return such distributions to the applicable settlement administrator or similar party.

Closed/Merged Accounts for Clients with Multiple Funds. In the event that a particular Client account or fund that received Filing Services is closed but the trust or custody relationship with State Street continues to be full-service and active with respect to other accounts or funds covered by the same contractual relationship (each a “Related Client”), State Street will, to the extent authorized by the appropriate party, continue to file for such closed account or fund in accordance with the terms set forth herein and, if applicable, in any valid agreement between State Street and the Client pertaining to Filing Services until otherwise instructed in writing by the Client or other authorized party. Proceeds received in connection with any such filings for closed accounts or funds will be credited as directed by the Client in accordance with State Street’s requirements for instructions pertaining to closed funds. In the event a Client fund or account that receives Filing Services is merged with or transfers its assets into another account or fund for which State Street provides Filing Services (the “Surviving Client”), State Street will continue to file class actions for eligible transactions and positions that migrated to the Surviving Client in accordance with the terms set forth herein and, if applicable, in any valid agreement between State Street and the Surviving Client pertaining to Filing Services if the Surviving Client is subscribed for Filing Services. If the Surviving Client has not subscribed for Filing Services, State Street will not provide Filing Services for the Surviving Client until such time that the Surviving Client subscribes for Filing Services. However, State Street will continue to provide Filing Services to the account or fund for transactions and holdings that occurred up to and including the date on which the assets were transferred, unless instructed otherwise in writing. Proceeds received for any such fund or account will be credited to the Surviving Client unless State Street is otherwise directed.

Agents. State Street may at any time or times in its discretion appoint an agent or agents to provide the Filing Services described herein. The appointment of any agent shall not relieve State Street of any of its duties hereunder, and the fees you pay to State Street (which may be more or less than what State Street pays to its agent or agents) shall not be affected by such appointment.

LOAN SERVICES ADDENDUM

TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement (the “Custodian Agreement”) by and among each fund (a “Fund”) identified on Appendix A thereto or made subject thereto pursuant to Section 20.6 thereof and State Street Bank and Trust Company, including its subsidiaries and other affiliates (the “Custodian”). As used in this Addendum, the term “Fund”, in relation to a Loan (as defined below), includes a Portfolio on whose behalf the Fund acts with respect to the Loan.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by a Fund on behalf of one or more of its Portfolios.

SECTION 1. PAYMENT CUSTODY. If a Fund wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement,

(a)    the Fund will cause the Custodian to be named as the Fund’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b)    the Custodian will credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

SECTION 2. MONITORING. If a Fund wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a)    the Fund will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably request; and

(b)    the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Fund that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Fund.

SECTION 3. EXCULPATION OF THE CUSTODIAN.

(a)    Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Fund or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Fund or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

(b)    Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Fund to have acquired good or record title to a Loan, (ii) ensure that the Fund’s acquisition of the Loan has been authorized by the Fund, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c)    Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Fund, unless and except to the extent that the Custodian shall have received written notice of the sale from the Fund and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Fund and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.

REMOTE ACCESS SERVICES ADDENDUM

TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement (the “Custodian Agreement”) by and among each management investment company identified on Appendix A thereto or made subject thereto pursuant to the terms thereof (each, a “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

THE SERVICES

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

SECURITY PROCEDURES

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

FEES

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.